Exhibit 99.1
Exagen Appoints Jeffrey G. Black as New Chief Financial Officer
August 1, 2024
CARLSBAD, Calif., - Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions announced today the appointment of Jeffrey G. Black, to the role of Chief Financial Officer (CFO), effective September 1, 2024. Mr. Black replaces Kamal Adawi, who will be stepping down, and John Aballi will act as interim CFO through the end of August.
“I sincerely thank Kamal for his leadership and numerous contributions to Exagen over the past decade,” said John Aballi, President and CEO of Exagen. “Kamal has been extremely supportive throughout my time with the Company, and I am very appreciative of his dedication to our customers and organization. I appreciate him helping to ensure a smooth transition as we welcome Jeff to the organization.”
Mr. Black brings to Exagen more than 30 years of financial and accounting experience, having served in finance leadership roles for eight publicly traded companies. He currently serves as CFO of Standard BioTools, where he recently played a key leadership role in executing its merger with SomaLogic, creating a diversified leader in life science tools. Prior to that, he was CFO of Apollo Endosurgery, where he was instrumental in the Company’s turnaround and eventual $650 million sale to Boston Scientific. Previously, he spent over four years as CFO of Alphatec Spine, where he successfully closed nearly $500M in financing transactions to support accelerated growth, two strategic acquisitions and expansion of the company’s market cap from $20M to over $1B during his tenure.
“I am delighted to welcome Jeff to the Exagen executive leadership team to help lead through our next phase of growth,” said Mr. Aballi. “Jeff comes to us with a long history of success as a public company CFO and has a track record of establishing a positive corporate culture rooted in performance. I look forward to partnering with Jeff as the strength of our business starts to create new opportunities for growth.”
“I am pleased to join John and his leadership team during an exciting time for Exagen,” said Mr. Black. “There is a compelling opportunity ahead for Exagen to significantly impact patient care with truly differentiated solutions, and enhance shareholder value at the same time. I look forward to being a part of the team as it executes on its mission to improve clinical outcomes for patients.”

About Exagen Inc.

Exhibit 99.1
Exagen is a leading provider of autoimmune testing and its purpose as an organization is to provide clarity in autoimmune disease decision making with the goal of improving patients’ clinical outcomes. Exagen is located in San Diego County, California.
For more information, please visit Exagen.com or follow @ExagenInc on X (formerly known as Twitter).
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation Exagen’s goals, strategies and ambitions; potential future financial and business performance; the potential utility and effectiveness of Exagen’s services and testing solutions; the potential for future successes based on its appointment of Mr. Black; updates to be made to AVISE® CTD; potential shareholder value and growth and 2024 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; changes in laws and regulations related to Exagen’s regulatory requirements; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Investor Relations

Exhibit 99.1
Exagen Inc.
Ryan Douglas
IR@exagen.com
760.560.1525